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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 3, 2013, except for Note 16, as to which the date is September 5, 2013, in the Registration Statement (Form S-1) and related Prospectus of Acceleron Pharma Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 9, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm